Exhibit 5
                 AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                             ATTORNEYS AT LAW
                a registered limited liability partnership
                    including professional corporations
                            1700 PACIFIC AVENUE
                                SUITE 4100
                            DALLAS, TEXAS 75201
                              (214) 969-2800
                            FAX (214) 969-4343
                             www.akingump.com

                              April 27, 1999



Mannatech, Incorporated
600 S. Royal Lane, Suite 200
Coppell, Texas 75019

Ladies and Gentlemen:

     We have acted as counsel to Mannatech, Incorporated, a Texas corporation (the "Company"), in connection with the proposed registration of 642,000 shares of the Company's common stock, par value $0.0001 per share (the "Common Stock"), as described in a registration statement on Form S-8 (the "Registration Statement") relating to a portion of the shares of the Common Stock to be issued under the Company's 1997 Stock Option Plan (the "Plan"), which Registration Statement is to be filed with the Securities and Exchange Commission.

     We have, as counsel, examined such corporate records, certificates and other documents and reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinions listed below. In rendering such opinions, we have assumed the genuineness of all signatures and the authenticity of all documents examined by us. As to various questions of fact material to such opinions, we have relied upon representations of the Company.

     Based upon such examination and representations, we advise you that, in our opinion:

     A. The shares of Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement have been duly and validly authorized by the Company.

     B. The shares of Common Stock to be issued under the Plan that are to be registered pursuant to the Registration Statement, when issued and delivered in accordance with the Plan (and assuming an option exercise price at least equal to the par value of the Common Stock), will be validly issued, fully paid and non-assessable.


     We consent to the filing of this opinion as Exhibit 5 to the Registration Statement.

                         Sincerely,


                         /s/ Akin, Gump, Strauss, Hauer & Feld, L.L.P. AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.